Exhibit 7.09

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

Reference is made to the Second Amended and Restated Loan Agreement, originally dated June 12, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to an amendment and restatement agreement dated on or around the date hereof) (the “Loan Agreement”), among, as of the Effective Date, Ambow Education Holding Ltd., as Borrower, Ambow College Management Limited, Ambow Education Co. Ltd., Ambow Education Ltd., Ambow Education Management (Hong Kong) Limited, Ambow Education (Hong Kong) Limited, Ambow Education Management Ltd. and Ambow Training Management Limited, as Co-Borrowers and China Education Investment Holding Limited, as the Original Lender. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date (the “Assignment Date”) and is entered into by and between, among others, the Original Lender and Baring Private Equity Asia V Holding (4) Limited (the “Assignee”). The Standard Terms and Conditions for Assignment Agreement set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

With effect from and subject to the occurrence of the Effective Time, as consideration for the Assignee having funded prior to the Assignment Date an amount equal to $5,000,000 to an account controlled by the JPLs (and it being expressly understood that no further consideration will be required in connection herewith), the Original Lender hereby irrevocably sells, delegates and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the IFC Financing Documents (i) the amount identified below of the Assignor’s Commitments in respect of the IFC D Loan together with all the rights and obligations of the Assignor in its capacity as a Lender under the Loan Agreement (including, without limitation, the right to exercise conversion of the applicable portion of the Convertible Loans pursuant to Section 7.01 (Conversion) of the Loan Agreement), the other IFC Financing Documents and any other documents or instruments delivered pursuant thereto and in respect of the IFC Security which correspond to that portion of the Assignor’s Commitments in respect of the IFC D Loan identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Original Lender (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, the other IFC Financing Documents, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Original Lender to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Original Lender and, except as expressly provided in this Assignment, without representation or warranty by the Original Lender.

All parties to this Assignment expressly agree that if the Assigned Interest is successfully sold and purchased pursuant to this Agreement (and notwithstanding Section 2.02 (Disbursement Procedure) of the Loan Agreement) the Assignee will disburse its Ratable Portion of the IFC D Loan to the Borrower (and the Co-Borrowers) to the Company Account (as defined in the Restructuring Agreement (as defined in the Loan Agreement)) at the Effective Time.

Assigned Interest:

Amount of IFC D Loan Commitment Assigned
$5,000,000

[Signature pages follow]

The terms set forth in this Assignment are hereby agreed to:

CHINA EDUCATION INVESTMENT HOLDING LIMITED, as Original Lender

By:	/s/ J. Porter
Name: J. Porter
Title: Director

BARING PRIVATE EQUITY ASIA V HOLDING (4) LIMITED, as Assignee

By:	/s/ Mark Beckett
Name: Mark Beckett
Title: Director

Notices

Address:
Fax No:
Attention:

AMBOW EDUCATION HOLDING LTD., as Borrower

By:	/s/ Jin Huang
Name:	Jin Huang
Title:	Director

AMBOW COLLEGE MANAGEMENT LIMITED, as Co-Borrower

By:	/s/ Jin Huang
Name:	Jin Huang
Title:	Director

AMBOW EDUCATION CO. LTD., as Co-Borrower

By:	/s/ Jin Huang
Name:	Jin Huang
Title:	Director

AMBOW EDUCATION LTD., as Co-Borrower

By:	/s/ Jin Huang
Name:	Jin Huang
Title:	Director

AMBOW EDUCATION MANAGEMENT (HONG KONG) LIMITED, as Co-Borrower

By:	/s/ Jin Huang
Name:	Jin Huang
Title:	Director

AMBOW EDUCATION (HONG KONG) LIMITED, as Co-Borrower

By:	/s/ Jin Huang
Name:	Jin Huang
Title:	Director

AMBOW EDUCATION MANAGEMENT LTD., as Co-Borrower

By:	/s/ Jin Huang
Name:	Jin Huang
Title:	Director

AMBOW TRAINING MANAGEMENT LIMITED, as Co-Borrower

By:	/s/ Jin Huang
Name:	Jin Huang
Title:	Director

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AGREEMENT

1. Representations and Warranties.

1.1 Original Lender. The Original Lender (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other IFC Financing Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the IFC Financing Documents or any collateral thereunder, (iii) the financial condition of the Obligors or any other Person obligated in respect of any IFC Financing Document or (iv) the performance or observance by the Obligors or any other Person of any of their respective obligations under any IFC Financing Document.

1.2. Assignee. The Assignee (a) represents and warrants to the parties to this Assignment that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) from and after the Effective Time, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type (iv) it has received a copy of the Loan Agreement and the other IFC Financing Documents (including, without limitation, the Amendment and Restatement Agreement 2) and (v) it has, independently and without reliance on the Assignor or any other Person, and based on such documents and information as it shall deem appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest and (b) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the IFC Financing Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Borrower and the Co-Borrowers shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Original Lender for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York.

4. Contractual Negotiations. The Assignee acknowledges and agrees on the date of this Assignment that it has taken legal advice to the extent considered appropriate, necessary and/or advisable in connection with the entry into of any of and all of this Agreement and the IFC Financing Documents to which it is or will be a party and the transactions relating thereto and confirms and agrees that it has, or will, willingly, voluntarily and knowingly entered into this Agreement and each and all of the IFC Financing Documents to which it is a party and the transactions relating thereto and acknowledge all of the terms thereof and the merits and risks contemplated thereby. The Assignee has such knowledge and experience in financial and/or business matters that it is capable of evaluating the aforementioned merits and risks in connection with any of the foregoing.